Exhibit 10(f)

SERIES TRUST AGREEMENT
for
AUSTIN TRUST, SERIES 10003

for
$9,104,000 Variable Certificates, SERIES 10003
and
$5,000 Inverse Certificates, SERIES 10003

Evidencing an Interest in

$9,109,094
Enhanced Custody Receipt, Series 2008 CDB-11E

Evidencing an Interest in

$9,109,094
Unenhanced Custody Receipt, Series 2008 CDB-11U

Relating to

$10,200,000
Florida Housing Finance Corporation
Multi-Family Housing Revenue Refunding Bonds
2001 Series G (Lake Forest Apartments)

by and between

BANK OF AMERICA, NATIONAL ASSOCIATION,
as Trustor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee and Tender Agent

Dated as of July 3, 2008

SERIES TRUST AGREEMENT

This Series Trust Agreement of the Series set forth on the cover page hereof (this “Series Trust Agreement”), dated as of the date set forth on the cover page hereof, by and between BANK OF AMERICA, NATIONAL ASSOCIATION, as Trustor, and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Tender Agent, for the Variable Certificates (the “Variable Certificates”) and the Inverse Certificates (the “Inverse Certificates”) (collectively, the Variable Certificates and the Inverse Certificates, the “Certificates”) described on the cover page hereof, incorporates by reference the Standard Terms and Provisions of Trust Agreement, dated as of October 1, 2002 (the “Standard Terms”), attached as Exhibit A hereto, and is governed by the Standard Terms as fully as if set forth herein.  All capitalized terms used and not defined herein shall have the meanings set forth in the Standard Terms.

W I T N E S S E T H:

Section 1.  A Trust is hereby created under the laws of the State of New York and in the manner specified in Section 2.1 of the Standard Terms for the benefit of the Holders and Beneficial Owners of the Certificates.  The assets of the Trust shall consist of the investment property (referred to herein and in the Standard Terms as the “Bonds”) described in Schedule I hereto, all distributions thereon after the Delivery Date, all right, title and interest in and to the Bonds and such distributions thereon, and all other rights and privileges granted to the Holders and Beneficial Owners of Certificates by this Series Trust Agreement and the Standard Terms. Conveyance of the Bonds to the Trustee by the Seller is intended to be a sale and not a secured borrowing for all purposes, including without limitation accounting purposes.

Section 2.  The name of the Trust is AUSTIN Trust of the Series set forth on the cover page hereof.

Section 3.  The Variable Certificates and Inverse Certificates shall be issued in substantially the form set forth in Exhibits A and B to the Standard Terms and shall have the particular characteristics and terms set forth in Schedule I hereto and shall be limited obligations of the Trust payable solely from payments received by the Trustee attributable to the Bonds and the other rights and assets contained in the Trust.  With respect to each Maturity of Bonds and subject only to the requirement to issue Certificates in Authorized Denominations, the sum of the Related Allocable Variable Certificates Amount and the Stated Amount of the Related Inverse Certificates on the Delivery Date shall equal the product of (a) the par amount of such Maturity of Bonds on the Delivery Date and (b) the lesser of (i) the Base Price of such Maturity of Bonds on the Delivery Date or (ii) 100%.

Section 4.  The Trustee, the Tender Agent and the Trustor shall, simultaneously with the execution and effectiveness of this Series Trust Agreement, enter into a Remarketing Agreement, dated as of the date of this Series Trust Agreement, with Banc of America Securities LLC, which is hereby designated as the remarketing agent (together with any replacement or successor thereto, the “Remarketing Agent”).

The Trustee and the Tender Agent shall, simultaneously with the execution and effectiveness of this Series Trust Agreement, enter into a Liquidity Agreement, dated as of the date of this Series Trust Agreement, with Bank of America, National Association, which is hereby designated as the liquidity provider (together with any Successor Liquidity Provider, the “Liquidity Provider”).

Section 5.  The Trustor hereby authorizes the Trustee and the Tender Agent to execute and deliver a letter of representations in the form customarily provided to the Securities Depository, dated the Delivery Date of the Certificates, by and among the Trustee, the Tender Agent, the Trustor, the Remarketing Agent and the Securities Depository.

Section 6.  The Trustor shall create a Private Placement Memorandum and a Supplement to Private Placement Memorandum describing the Certificates for use in the sale of the Certificates.  In addition, if deemed advisable, the Trustor shall create a Preliminary Supplement to Private Placement Memorandum describing the Certificates for use in the initial sale of the Certificates.

Section 7.                      Modifications to Section 1.1 of the Standard Terms:

The definition of “Election Letter” is hereby included in Section 1.1 of the Standard Terms:

“Election Letter” shall mean an election in the form of Exhibit D to this Series Trust Agreement executed by the Beneficial Owners of the Related Inverse Certificates.  Any such election shall be irrevocable and shall bind all future Holders of such Inverse Certificates.

The definition of "Maximum Variable Certificates Rate" is hereby amended by adding, following clause (vi) thereof, the following clause (vii):

(vii)           If a Calculation Period spans more than one calendar month, the Maximum Variable Certificates Rate shall be computed: (1) for a Variable Certificates Interest Period that is contained solely within a single calendar month, assuming that the Calculation Period begins no earlier than the first day of that calendar month and ends on the last day of that calendar month and (2) for Variable Certificates Interest Periods that span more than one calendar month, (a) separately for each portion of the Variable Certificates Interest Period that falls in any particular calendar month as if such portion were a separate Variable Certificates Interest Period and each calendar month were a separate Calculation Period (provided that no such hypothetical separate Calculation Period shall begin earlier than the beginning of, or end after the end of, the actual Calculation Period) and (b) the Maximum Variable Certificates Rate shall be the lowest Maximum Variable Certificates Rate for any such separate Variable Certificates Interest Period.

The definition of “Minimum Value Ratio” is hereby included in Section 1.1 of the Standard Terms:

“Minimum Value Ratio” means, with respect to a Series, the percentage defined as such in the Series Trust Agreement.

The definition of “Notice Parties” in Section 1.1 of the Standard Terms is hereby is amended and restated to read in its entirety as follows:

“Notice Parties” shall mean, with respect to any Series, the Trustor, the Liquidity Provider, the Trustee, the Tender Agent, the Remarketing Agent and the Beneficial Owner of Inverse Certificates.

The definition of “Reimbursement Agreement” is hereby included in Section 1.1 of the Standard Terms:

“Reimbursement Agreement” means any agreement a purpose of which is to provide reimbursement to the Liquidity Provider for amounts paid by the Liquidity Provider under the Liquidity Agreement and shall include any ISDA Master Agreement, Schedule, Confirmation and Credit Support Document between the Liquidity Provider and the Holder of the Inverse Certificates, or any reimbursement agreement substituted therefor.

The definition of “Value Ratio” is hereby included in Section 1.1 of the Standard Terms:

“Value Ratio”  means, with respect to a Series, a percentage equal to the fair market value of the Bonds related to such Series of Variable Certificates as determined based on a Quotation of Bond Price, divided by the Stated Amount of Variable Certificates of such Series.

Section 8.  A Reimbursement Agreement has been entered into with respect to the Series governed by this Series Trust Agreement.

Section 9. Section 2.3 of the Standard Terms is hereby replaced in its entirety with the following:

Section 2.3                                Obligations of Trustee and the Trustor

(a)	With respect to each Series of Certificates, the Trustee has no obligation with respect to the Bonds or any Liquidity Agreement except as expressly provided in the Agreement.

(b)
If the State Partnership Factors shall have been adopted, the Trustor (but no other Holder of Certificates) shall be liable without limitation for all debts and obligations of, and claims against, the Trust (other than those referred to in Section 13 below); provided that the Trustor shall not be responsible for the payment to Holders of Certificates of any amount which represents, directly or indirectly, principal, interest or premium with respect to the Bonds or the Purchase Price.

(c)
If the State Partnership Factors shall not have been adopted, the Trustor shall not be liable for the debts and obligations of, or any claims against, the Trust, except that the Trustor shall be liable for penalties imposed on the Trust and other costs of the Trust arising from any failure to duly and timely file tax returns or information reports (including the abbreviated form 1065 referred to in Section 10 of the Series Trust Agreement).

Section 10.  Election under Revenue Procedure 2003-84.

(1)	The Election.

(a)
The Trust is making an election  (the “Monthly Closing Election”) under Revenue Procedure 2003-84, effective as of the later of the date the Trust has more than one owner for tax purposes and the date the Trust has more than a de minimis amount of assets (the “Start-Up Date”).  This election is binding on all present and future Holders and Beneficial Owners of Certificates, and other persons treated as partners in the Trust for federal income tax purposes and each of their nominees (each, a “Partner” for this purpose) and each Partner, by acceptance of its Certificate or interest therein, is deemed to consent to this election.

(b)	The Trust shall not have any income producing assets and shall not earn any income prior to its Start-Up Date. The Trust shall not file a tax return for the period prior to the Start-Up Date.

(c)
Notwithstanding Section 2.5(b) of the Standard Terms, the Trust shall not (and no person is authorized on behalf of the Trust to) elect to be an association taxable as a corporation for federal income tax purposes nor make an election under section 761(a) of the Code to be excluded from subchapter K of chapter 1 of the Code.

(d)	Section 2.5(e) of the Standard Terms is hereby replaced in its entirety with the following:

For purposes of maintaining capital accounts and all income tax purposes, including the Trust’s deemed closing of its books at the end of each calendar month under Treasury Regulation § 1.706-1(c)(2) that is required by section 6 of Revenue Procedure 2003-84, the Trust’s tax-exempt income, taxable income, gain, loss, deduction, and credit will be allocated as for federal income tax and applicable state and local franchise and income tax purposes as follows:

(i)	Interest on the Bonds (including accrued original issue discount) for any period shall be allocated:

(1)	first, to the Holders of Variable Certificates, an amount equal to accrued interest distributable for such period on the Variable Certificates at the Variable Certificates Rate, and

(2)	second, to the Holders of the Related Inverse Certificates, the remaining interest on the Bonds;

(ii)	Gain on the sale or redemption of the Bonds of any Maturity shall be allocated:

(1)	to the extent any gain on the sale of such Bonds is treated as ordinary income under Section 1276 of the Code, 100% to the Holders of the Related Inverse Certificates,

(2)
to the extent any gain on the sale or deemed sale of such Maturity of Bonds is required to be shared with the Holders of the Variable Certificates pursuant to this Agreement, to the Holders of the Variable Certificates that share in the distribution of such amounts, and

(3)	to the extent of the balance of all other gain, to the Holders of the Related Inverse Certificates;

(iii)
  Loss recognized on the sale of the Bonds of any Maturity shall be allocated 100% to the Holders of the Related Inverse Certificates (except to the extent the loss is borne economically by other Partners in which case it will be allocated to that extent to such other Partners);

(iv)
  Unrecognized loss on any in-kind distribution of the Bonds of any Maturity shall be allocated to the Holders of Variable Certificates and Related Inverse Certificates in a manner that reflects their respective interests in the Trust and the Bonds, their shares of the Bonds distributed, and the effects on their respective interests of such distribution (taking account of all facts and circumstances); and

(v)
All expenses of the Trust (including all Amortized Premium on the Bonds to the extent treated as a separate item of expense of the Trust) shall be allocated 100% to the Holders of the Related Inverse Certificates.

(vi)
All of the allocations set out above are intended to be made in accordance with section 704(b) of the Code.  If allocation of the Trust’s tax-exempt income, taxable income, gain, loss, deduction, and credits provided above would not be in accordance with section 704(b) of the Code, then allocations shall be made in a manner that is in accordance with section 704(b) of the Code.  If the Trustor believes in its sole judgment that such other allocations are required it shall promptly give notice to Holders (or, in the case of Certificates held by a regulated investment company (as defined in Section 851(a) of the Code) (each, a “RIC”) with respect to which an election is in place for a manager (the “Electing Manager”) to be responsible for collecting, retaining, and providing beneficial ownership information to the Internal Revenue Service (the “IRS”), the Trustor shall promptly give notice to the Electing Manager).

(2)	Limitations on Activities and Income and Expense of the Trust.

Notwithstanding anything herein or in the Standard Terms to the contrary:

(a)
the Trust shall not acquire any asset unless the Trustee has received an Officer’s Certificate of the Trustor that the acquisition of that asset will not cause less than 95 percent of the Trust’s gross income (for this purpose, including the gross amount of interest income that is excluded from gross income) to be (or reasonably expected to be) from:

(i)	interest on tax-exempt obligations as defined in section 1275(a)(3) of the Code and Treasury Regulation § 1.1275-1(e),

(ii)	exempt-interest dividends as defined in section 852(b)(5) of the Code that are paid by a RIC, and

(iii)
gain from the sale, redemption, or other disposition of assets generating the income described in clauses (i) and (ii), above, and income from the temporary investment (for a period no greater than seven months) of the proceeds of the disposition, but only if the assets that are sold, redeemed, or disposed are original assets of the Trust.  For this purpose, an asset is an original asset of the Trust if the asset is contributed to the Trust or is acquired with capital contributed to the Trust (and not with the proceeds of the sale, redemption, or other disposition of a Trust asset).

The Trust shall distribute (or make payments of expenses with) the proceeds of any of the assets that are sold, redeemed, or disposed of, and shall not reinvest such proceeds unless otherwise permitted and in any event shall not invest such proceeds other than (1) for a temporary period (not exceeding seven months) prior to distribution (or payment) in investments having a remaining maturity of less than seven months and maturing on or before the next Variable Certificates Interest Payment Date (or date when expenses are expected to be paid) or (2) reinvestment in a fund commonly known as a tax-exempt money market fund (very generally, a RIC that seeks to maintain a stable net asset value per share of $1.00 and pay solely exempt-interest dividends as defined in section 852(b)(5) of the Code), but nothing in this sentence implies that any such right to reinvest exists.  The Trust may assume that amounts treated as interest for federal income tax purposes on fixed income investments for which an Opinion of Counsel was rendered satisfy the requirement of clause (i) of Section (2)(a) until it has received notice from its tax advisors or the Trustor or Remarketing Agent to the contrary.

(b)	The Trust shall not incur any liability or expense, if doing so would prevent substantially all of the Trust’s expenses and deductions from being properly allocable to:

(i)	producing, collecting, managing, protecting, and conserving the income described in Section (a)(i), (ii), or (iii), above,

(ii)	acquiring, managing, conserving, maintaining, or disposing of property held for the production of the income described in Section 8(2)(a)(i), (ii), or (iii), above, and

(iii)	servicing the equity in the Trust, and

(iv)
Payments of Remarketing and Liquidity Charges and Trustee Fees comply with Section 8(2)(b).  Furthermore, for purposes of Section 8(2)(b), the costs of collecting, managing, computing, and supplying the information required, under Revenue Procedure 2003-84, to be provided to the IRS and to the Partners, shall not be taken into account.

(3)	Initial Filing.

(a)
In connection with its formation, the Trust shall obtain an employer identification number.  The Trustor and, at the Trustor’s direction, the Trustee, and each of their accountants, are each authorized to obtain such number and each of the foregoing is authorized to delegate such authority to its agents.  Each Partner, by acceptance of its Certificate or interest therein, is deemed to consent to the foregoing.

(b)
The Trust shall file an abbreviated Form 1065, “U.S. Return of Partnership Income,” as required by, and in the format outlined in section 8.01 of, Revenue Procedure 2003-84, for its first taxable year as soon as reasonably possible after the Start-Up Date but in no event later than the date that the partnership's income tax return for that taxable year would ordinarily be due.  The Trustor and, at the Trustor’s direction, the Trustee, and each of their accountants, are each authorized to sign the abbreviated Form 1065, and each of the foregoing is authorized to delegate such authority to its agents.  Each Partner, by acceptance of its Certificate or interest therein, is deemed to consent to the foregoing and to authorize the filing of the abbreviated Form 1065 on behalf of the Trust and itself.  Copies of the abbreviated Form 1065 will be made available to Partners upon request.

(4)	Information Reporting and Record Retention.

(a)
The Trust shall, within 45 days of a request by the IRS or a Partner (or a Beneficial Owner or nominee of a Beneficial Owner of a Certificate), make available all the information necessary to compute a Partner’s monthly tax-exempt income, taxable income, gain, loss, deduction, or credit, including sufficient information for a partner to determine the portion of the tax-exempt interest that may be subject to the alternative minimum tax and information regarding each Partner’s share of any bond premium amortization under section 171 of the Code, any market or original issue discount, and capital gain or loss.  The Trust shall not charge any fee to the IRS or a Partner for providing the information required to be provided by this paragraph.  If any Partner specifically requests such information for any tax reporting reason, however, the Trustor may charge such Partner a reasonable fee (disclosed in advance) but not the IRS) for providing any information required to be provided to or on behalf of such Partner by Section 8(4)(a).

(b)
Except in the case of a RIC with respect to which a manager or advisor (an “Electing Manager”) has elected under section 8.04 of Revenue Procedure 2003-84 to be responsible for collecting, retaining and providing to the IRS the beneficial ownership information otherwise required to be collected, retained and provided to the IRS, each Holder, Beneficial Owner of a Certificate or Partner on whose behalf another person holds an interest in a Certificate as a nominee shall, and by its acceptance of its Certificate or any interest therein is deemed to agree to, notify the Trustor on behalf of the Trust of its beneficial ownership of a Certificate and provide the Trustor on behalf of Trust all information as required by section 8.04 of Revenue Procedure 2003-84 substantially contemporaneously with, or immediately following, the acquisition of any Certificate.  No particular format is required of such notice; provided, however, such notice must be in writing, by fax, e-mail, or other similar electronic communication medium and in a format reasonably satisfactory to the Trust (or its designated agent).

Each Electing Manager shall, and by notifying the Trust of its election is deemed to agree to, collect, retain and provide to the IRS or the Trust the information required to be collected, retained and provided to the IRS or the Trust as required under Revenue Procedure 2003-84.  In addition, each Electing Manager shall (or cause one of its agents to) notify the Trust (or its designated agent) of the names, CUSIP numbers or other identifying information and amounts of Certificates that are owned or have been owned by all of the regulated investment companies that it manages or advises (i) either (a) substantially contemporaneously with, or immediately following, the acquisition of any Certificate or (b) otherwise, at least quarterly and (ii) within 10 business days of a request for such information if the IRS (or a regulated investment company it manages) has requested such information from the Trust or the Sponsor.  No particular format is required of such notice, provided, however, that such notice must be in writing, by fax, e-mail, or other similar electronic communication medium and in a format reasonable satisfactory to the Trust (or its designated agent).

(c)
The Trust shall retain sufficient records, including records regarding the legal and beneficial ownership of Certificates provided to it by Partners and by Electing Managers, to comply with its obligations under Revenue Procedure 2003-84.

Section 11.  Intention of the Parties; Notification.

           It is the intention of the parties hereto that Sections 10-12 of this Series Trust Agreement fulfill the requirements of making a Monthly Closing Election under Revenue Procedure 2003-84 and shall be interpreted consistently therewith.

           The Trustor will notify the Holders or Beneficial Owners of the Certificates or their nominees (or, in the case of Certificates held by a regulated investment company with respect to which an election is in place for a manager to be responsible collecting, retaining, and providing beneficial ownership information to the IRS, the Trustor will notify the Electing Manager) and the Trustee if it becomes aware (in its sole but reasonable judgment) that there is a material risk that the Trust does not qualify for the Monthly Closing Election.

Section 12.  Trustor’s Obligations with respect to Revenue Procedure 2003-84.

(1)
Obligations of the Trustor.  Notwithstanding anything herein or in the Standard Terms to the contrary, the Trustor (and not the Trustee) shall undertake, on behalf of the Trust, the Trust’s obligations under Revenue Procedure 2003-84 (or successor guidance), including the obligations of the Trust under Section 11 of the Series Trust Agreement to:

(a)	obtain (or cause to be obtained) a taxpayer identification number for the Trust;

(b)	file (or cause to be filed) an abbreviated Form 1065, “U.S. Return of Partnership Income,” for the Trust’s first taxable year;

(c)
provide, within 45 days of a request by the Internal Revenue Service or a Partner, all the information necessary to compute a partner’s income which is excluded from gross income for purposes of federal income taxes, taxable income, gain, loss, deduction, or credit, including sufficient information for a Partner to determine the portion of the interest which is excluded from gross income for purposes of federal income taxes that may be subject to the alternative minimum tax and information regarding each partner’s share of any bond premium amortization under section 171 of the Code, any market or original issue discount, and capital gain or loss;

(d)
retain sufficient records, including records regarding the beneficial ownership of Certificates provided to it by a Partner and by Electing Managers as required by Revenue Procedure 2003-84, to comply with its obligation to provide information for as long as the Trust is required to provide such information.; and

(e)
at the request of the Trustee, confirm whether or not an expense or liability to be incurred by the Trust would prevent substantially all of the Trust’s expenses and deductions from being properly allocable pursuant to the provisions of Section 8(2)(b) hereof.

(2)
Cooperation.  The Trustee will cooperate with the Trustor and provide the Trustor with information available to it that may be reasonably necessary or helpful for the Trustor to comply with its obligations under Section 13 of the Series Trust Agreement.

Section 13.   A new Section 3.2(c) is hereby added to the Standard Terms immediately following Section 3.2(b) thereof, as follows:

“(c)           With respect to each Series, amounts received by the Trustee with respect to the Related Bonds that have been identified to the Trustee as payments received from or on behalf of the applicable Issuer (rather than from the related Principal Credit Source), after reimbursement in full of the related Principal Credit Source for the amount of the related drawing(s) on the applicable Credit Enhancement,  shall be distributed to Holders of the Inverse Certificates of such Series on the immediately following Bond Interest Payment Date.”

Section 14.   Section 3.3 of the Standard Terms is hereby amended by adding, following clause (d) thereof, the following clause (e):

(e)           Any change in the Remarketing Agent Fee Rate and the Liquidity Fee Rate and any material change in the Trustee Fee Rate shall require the consent of the Inverse Certificates Holder.

Section 15.   Section 5.2(d)(vi) of the Standard Terms is amended and restated to read in its entirety as follows:

(vi)           in the case of any other Mandatory Tender Event, a Business Day at least 5 days after the notice required by this subsection (d); provided, however, that such Mandatory Tender Date shall not be less than five days prior to the Liquidity Agreement Termination Date.

Section 16.   Sections 5.2(h) and 5.2(i) are amended and restated in their entirety to read as follows, respectively:

(h)  On the Mandatory Tender Date (other than with respect to a Mandatory Tender Event under Section 5.2(a)(xi) through (xiv)), the Trustee shall proceed to cause the sale of or deliver out the Bonds of each affected Maturity separately as follows:

(i)           If the Election Letter states that the provisions of clause (i) of Section 5.2(h) shall apply and the Quotation of Bond Price, including accrued interest, with respect to such Maturity required by Section 5.2(e) is such that, if all the Bonds of such Maturity were sold at such Quotation of Bond Price, the total proceeds would result, if distributed in accordance with Section 5.2(i), in the Liquidity Provider receiving less than an amount equal to the Stated Amount of the Variable Certificates subject to mandatory tender on such Mandatory Tender Date plus accrued interest thereon at the Variable Certificates Rate multiplied by the Related Allocation Fraction on the Mandatory Tender Date:

(A)           the Trustee shall instruct the Remarketing Agent to sell a principal amount of the Bonds of such Maturity sufficient to pay the accrued and unpaid Trustee Fee and Remarketing and Liquidity Charges with respect to the Certificates to the date of such delivery multiplied by the Related Allocation Fraction;

(B)           the Trustee shall instruct DTC to transfer an amount of the Bonds of such Maturity as promptly as practicable through the facilities of DTC to the Liquidity Provider such that the Liquidity Provider receives a principal amount of the Bonds of such Maturity with a market value (based on such Quotation of Bond Price) equal to the Stated Amount of Variable Certificates subject to mandatory tender on such Mandatory Tender Date plus accrued interest thereon at the Variable Certificates Rate multiplied by the Related Allocation Fraction; and

(C)           any remaining Bonds and proceeds from the sale of Bonds pursuant to clause (A) shall be distributed to the Holders of Related Inverse Certificates.

(ii)           If the Election Letter states that the provisions of clause (i) of Section 5.2(h) shall apply and the Quotation of Bond Price, including accrued interest, with respect to such Maturity required by Section 5.2(e) is such that, if all the Bonds of such Maturity were sold at such Quotation of Bond Price, the total proceeds would result, if distributed in accordance with Section 5.2(i), in the Liquidity Provider receiving at least an amount equal to the Stated Amount of the Variable Certificates subject to mandatory tender on such Mandatory Tender Date plus accrued interest thereon at the Variable Certificates Rate multiplied by the Related Allocation Fraction, the Remarketing Agent shall sell the Bonds of such Maturity in such manner as the Remarketing Agent deems advisable at the highest obtainable price under current market conditions, on the Mandatory Tender Date, any such sale to conform to the further requirements set forth herein.

(iii)           If the Election Letter states that the provisions of clause (iii) of Section 5.2(h) shall apply (or no Election Letter is delivered) and the Quotation of Bond Price, including accrued interest, with respect to such Maturity required by Section 5.2(e) is such that, if all the Bonds of such Maturity were sold at such Quotation of Bond Price, the total proceeds would result, if distributed in accordance with Section 5.2(i), in either the Liquidity Provider receiving less than an amount equal to the Stated Amount of the Variable Certificates subject to mandatory tender on such Mandatory Tender Date plus accrued interest thereon at the Variable Certificates Rate multiplied by the Related Allocation Fraction or the Inverse Certificates receiving less than an amount equal to the Stated Amount thereof, on the Mandatory Tender Date:

(A)           the Trustee shall instruct the Remarketing Agent to sell a principal amount of the Bonds of such Maturity sufficient to pay the accrued and unpaid Trustee Fee and Remarketing and Liquidity Charges with respect to the Certificates to the date of such delivery multiplied by the Related Allocation Fraction;

(B)           the Trustee shall instruct DTC to transfer an amount of the Bonds of such Maturity as promptly as practicable through the facilities of DTC to the Liquidity Provider and Beneficial Owners Selected by Lot of Related Inverse Certificates, such that the Liquidity Provider and Beneficial Owners Selected by Lot of Related Inverse Certificates each receives a pro rata principal amount of the Bonds of such Maturity based on the aggregate Stated Amount of Variable Certificates and the aggregate Stated Amount of the Related Inverse Certificates, in each case multiplied by the Related Allocation Fraction; and

(C)           any remaining Bonds and proceeds from the sale of Bonds pursuant to clause (A) shall be distributed to the Holders of Related Inverse Certificates.

(iv)           If the Election Letter states that the provisions of clause (iii) of Section 5.2(h) shall apply (or no Election Letter is delivered) and the Quotation of Bond Price, including accrued interest, with respect to such Maturity required by Section 5.2(e) is such that, if all the Bonds of such Maturity were sold at such Quotation of Bond Price, the total proceeds would result, if distributed in accordance with Section 5.2(i), in the Liquidity Provider receiving at least an amount equal to the Stated Amount of the Variable Certificates subject to mandatory tender on such Mandatory Tender Date plus accrued interest thereon at the Variable Certificates Rate multiplied by the Related Allocation Fraction and the Inverse Certificates receiving at least an amount equal to the Stated Amount thereof, the Remarketing Agent shall sell the Bonds of such Maturity in such manner as the Remarketing Agent deems advisable at the highest obtainable price under current market conditions, on the Mandatory Tender Date, any such sale to conform to the further requirements set forth herein.

(i)           On the Mandatory Tender Date, the proceeds of the sale, if any, of each Maturity separately pursuant to Section 5.2(h)(ii) or (iv) shall be distributed in the following order of priority, each priority being fully paid before proceeds are used to pay any lower priority and no payment being made on any priority if the proceeds have been exhausted in the payment of higher priorities:

(A) to the Trustee, the accrued Trustee Fee multiplied by the Related Allocation Fraction;

(B)(1) if the Election Letter states that the provisions of clause (i) of Section 5.2(h) shall apply, to the Liquidity Provider an amount equal to the Stated Amount of the Variable Certificates purchased with funds provided under the Liquidity Facility by the Liquidity Provider multiplied by the Related Allocation Fraction, and (2) if the Election Letter states that the provisions of clause (iii) of Section 5.2(h) shall apply (or no Election Letter is delivered), to the Liquidity Provider an amount equal to the Stated Amount of the Variable Certificates purchased with funds provided under the Liquidity Facility by the Liquidity Provider multiplied by the Related Allocation Fraction and to the Inverse Certificates an amount equal to the Stated Amount thereof on a pari passu basis;

(C) to the parties entitled thereto, an amount equal to the accrued Remarketing and Liquidity Charges multiplied by the Related Allocation Fraction;

(D)  to the Holders of the Related Inverse Certificates, an amount up to but not exceeding the aggregate amount of any Accrued Market Discount, Accrued OID and Unamortized Premium on the Bonds of such Maturity;

(E)  to the Holders of Variable Certificates tendered on the Mandatory Tender Date and, except in the case of a Mandatory Tender Event under Section 5.2(a)(i) or (v) with respect to less than all the Maturities, to Liquidity Variable Certificates outstanding at the opening of business on the Mandatory Tender Date, an amount equal to the product of (x) 10%, (y) a fraction the numerator of which is the Related Variable Certificates amount and the denominator of which is the aggregate principal amount of Bonds for such Maturity, and (z) the excess, if any, of the sale price (not including accrued interest) over the Bond Base Price of such Maturity; and

(F)  to such Holders of Related Inverse Certificates, the balance remaining.

Section 17.  The reference to “10%” in each of Section 5.1(d), 6.2(b) and 11.1(a) of the Standard Terms is hereby deleted and replaced with “98%”.

Section 18.   Article VI of the Standard Terms is hereby amended as follows:

The reference to "fourteen (14) days" in Section 6.2(iv) of the Standard Terms is hereby deleted and replaced with "five (5) Business Days ".

The following Section 6.3 is hereby added to the Standard Terms following Section 6.2 thereof:

Section 6.3: Increase or Decrease of Variable Certificate/Inverse Certificate Ratio.

(a) Any Holder of all the Outstanding Inverse Certificates of a particular Maturity and any Stated Amount of Variable Certificates may obtain, on any Variable Certificates Interest Payment Date or any Rate Determination Date, additional Inverse Certificates for such Maturity with a Stated Amount of Inverse Certificates equal to the Stated Amount of such Variable Certificates.  In order to obtain such Inverse Certificates, the Inverse Certificates Holder shall deliver notice to the Trustee (with a copy to the Remarketing Agent and the Liquidity Provider) in the form of Exhibit C to the Series Trust Agreement at least five Business Days prior to such date of delivery.  On the Business Day following receipt of such notice, the Trustee shall transmit a copy of such notice to the Securities Depositories for transmission to the Holders of Certificates.  The Inverse Certificates Holder shall deliver such Variable Certificates free to the Trustee by book-entry transfer, and shall pay to the Trustee any tax or other governmental or Securities Depository charge that may be imposed in relation to the transfer.

(b) Upon satisfaction of the requirements of Section 6.3(a), the Trustee on behalf of the Trust shall, on the Variable Certificates Interest Payment Date or the Rate Determination Date specified in the notice delivered by such Holder, execute additional Inverse Certificates for such Maturity with a Stated Amount of Inverse Certificates equal to the Stated Amount of Variable Certificates, deliver the same to the Holder as specified in such notice and cancel the Variable Certificates so delivered.

(c) If a notice has been delivered to the Trustee pursuant to Section 6.3(a), then any Holder of all Outstanding Inverse Certificates of a particular Maturity may obtain, on any Variable Certificates Interest Payment Date or any Rate Determination Date, delivery of additional Variable Certificates of such Maturity by:

(i) causing the Securities Depository to deliver a specified Stated Amount of Inverse Certificates free to the Trustee by book-entry transfer into the Trustee’s accounts at such Securities Depository;

(ii) delivering a notice to the Trustee in the form of Exhibit C at least 10 Business Days prior to such date of delivery, which notice shall specify the new Variable Certificate/Inverse Certificate ratio for such Maturity;

(iii) paying to the Trustee a sum sufficient to pay any tax or other governmental or Securities Depository charge or any other charges that may be imposed in relation thereto; and

(iv) delivering or causing to be delivered to the Trustee the written consent of the Liquidity Provider to such execution and delivery of additional Variable Certificates and evidence that the Amount Available under the Liquidity Agreement has been increased to reflect the issuance of the additional Variable Certificates in accordance with the terms of the Standard Terms and the Liquidity Agreement.

The Trustor shall also deliver to the Trustee a certificate of the Trustor demonstrating that the Variable Certificates Rate, following the delivery of the additional Variable Certificates, (y) if such delivery is on a Variable Certificates Interest Payment Date, will not exceed the Maximum Variable Certificates Rate or (z) if such delivery is on an Rate Determination Date, will not exceed the Maximum Variable Certificates Rate assuming that the issuance of the additional Variable Certificates had occurred as of the immediately preceding Bond Interest Payment Date.

On the Business Day following receipt of any notice pursuant to the foregoing clause (ii), the Trustee shall transmit a copy of such notice to the Remarketing Agent and to the Securities Depositories for transmission to the Holders of Certificates.

(d) Upon satisfaction of the requirements of Section 6.3(c), the Trustee on behalf of the Trust shall, on the Variable Certificates Interest Payment Date or the Rate Determination Date specified in the notice delivered by such Holder, execute additional Variable Certificates with a Stated Amount equal to the Stated Amount of the Inverse Certificates delivered to the Trustee by such Holder, deliver the same to such Holder as specified in such notice and cancel the Inverse Certificates so delivered.

Section 19.  Article VI of the Standard Terms is hereby amended by adding the following new Section 6.4 and Section 6.5 at the end thereof:

“Section 6.4.                                Withdrawal of Bonds by Beneficial Owners of Variable Certificates.

(a)           Upon receipt of a notice of redemption for all or a portion of the Bonds of a specified Maturity, on any Business Day that occurs thereafter and prior to either (x) the occurrence of a Tender Option Termination Event or (y) the sending of any notice of redemption pursuant to Section 11.3 for the Variable Certificates, a Beneficial Owner of Variable Certificates may submit a written request (a “Withdrawal Notice”) to the Trustor, a copy of which shall be delivered to the Trustee and the Remarketing Agent, setting forth a Stated Amount of Related Variable Certificates owned by such Beneficial Owner, less than or equal to the principal amount of Bonds of such specified Maturity that are designated by the trustee for such Bonds as being called for redemption, for which such Beneficial Owner requests that a corresponding principal amount of such Bonds of such specified Maturity be withdrawn from the Trust in accordance with the procedures set forth in this Section 6.4 for delivery, after a portion of such Bonds are sold to make the payments described in this Section 6.4, to such Beneficial Owner in redemption of such Variable Certificates.  If Beneficial Owners submit Withdrawal Notices with respect to a principal amount of Bonds of a specified Maturity in excess of the principal amount of Bonds of such Maturity being called for redemption, each  Beneficial Owner’s Withdrawal Notice shall be deemed to be submitted with respect to their pro rata share of the principal amount of Bonds of such Maturity being called for redemption.

(b)           Not later than the first Business Day after the Withdrawal Notice is received by the Remarketing Agent, the Remarketing Agent shall obtain a Quotation of Bond Price.  If the Quotation of Bond Price, expressed as a percentage of par, is not greater than or equal to 100%, the Withdrawal Notice shall be deemed withdrawn and cancelled by the Beneficial Owner, without any further action by any Person, and no delivery of Bonds shall occur under this Section 6.4.

(c)           If the Quotation of Bond Price, expressed as a percentage of par, obtained by the Remarketing Agent pursuant to Section 6.4(b) is greater than or equal to 100%, then on the fifth Business Day after the date of the Withdrawal Notice (the “Bond Delivery Date”): (A) the Remarketing Agent shall cause the sale of a portion of such Bonds at the Quotation of Bond Price obtained pursuant to Section 6.4(b) sufficient to equal (1) the accrued and unpaid Trustee Fee and accrued and unpaid Remarketing and Liquidity Charges, in each case with respect to the Stated Amount of Variable Certificates identified in the Withdrawal Request and (2) an amount (the “Inverse Certificates Gain Amount”) equal to 2% of the excess, if any, of a hypothetical sale price of the principal amount of Bonds of the Maturity identified in the Withdrawal Request (based upon the Quotation of Bond Price obtained in Section 6.4(b) and not including accrued and unpaid interest) over the portion of the Bond Base Price of such Bonds that is allocable to such principal amount of Bonds (or, if the original Base Price for such Bonds is less than or equal to 100%, the principal amount of Bonds identified in the Withdrawal Request instead of such Bond Base Price), (B) the Trustee shall use the proceeds of such sale to pay (1) the parties entitled thereto the accrued and unpaid Trustee Fee and accrued and unpaid Remarketing and Liquidity Charges, in each case with respect to the Stated Amount of Variable Certificates identified in the Withdrawal Request and (2) the Beneficial Owner of Inverse Certificates the Inverse Certificates Gain Amount and (C) the remaining Bonds shall be distributed to the Beneficial Owner of Variable Certificates in accordance with Section 6.4(d).

(d)           On the Bond Delivery Date: (i) the Beneficial Owner of the Variable Certificates shall cause the Securities Depository to deliver the Stated Amount of Variable Certificates identified in the Withdrawal Request free to the Trustee by book-entry transfer into the Trustee’s account at DTC and (ii) the Trustee shall deliver free from its account at DTC by book-entry transfer as specified in the Withdrawal Request the principal amount of Bonds identified in such Liquidation/Withdrawal Request, less any Bonds sold pursuant to Section 6.4(c).

(e)           Upon the delivery of Bonds pursuant to this Section 6.4 to the Beneficial Owner of Variable Certificates identified in the Withdrawal Request, the applicable Variable Certificates shall be cancelled and interest on such Variable Certificates shall cease to accrue.  The Trustee shall notify the Liquidity Provider of the Stated Amount of Variable Certificates so cancelled and the Amount Available under the related Liquidity Agreement shall be reduced accordingly.

(f)           Notwithstanding anything herein to the contrary, with respect to any Maturity of Bonds that are custody receipts issued pursuant to a custodial agreement (with respect to such Bonds, the “Custodial Agreement”), which Bonds evidence beneficial ownership interests in certain underlying bonds (the “Underlying Bonds”) and certain rights under a credit enhancement related to such Underlying Bonds (the “Credit Enhancement”):

(i)  any Beneficial Owner of Variable Certificates submitting a Withdrawal Notice as described above shall specify a particular Maturity of Underlying Bonds, and the principal amount thereof, which such Beneficial Owner of Variable Certificates requests be withdrawn as described herein;

(ii)  the Remarketing Agent will determine whether the Quotation of Bond Price as a percentage of par is greater than or equal to 100%, as of the Withdrawal Date, as applicable;

(iii)   immediately upon a determination that the Quotation of Bond Price as a percentage of par is greater than or equal to 100% as set forth in clause (B), the Trustee, in its capacity under the Custodial Agreement as Holder of the Bonds related to such Underlying Bonds, will exercise its right, pursuant to the Custodial Agreement, to withdraw the specified principal amount of  Underlying Bonds, without the benefit of the related Credit Enhancement, in order that such Underlying Bonds may be withdrawn as described herein.

Section 6.5.                                Liquidation of Bonds by Beneficial Owners of Variable Certificates.

(a)           On any Business Day that occurs on or after May 11, 2009 and occurs prior to either (x) the occurrence of a Tender Option Termination Event or (y) the sending of any notice of redemption pursuant to Section 11.3 for the Variable Certificates, a Beneficial Owner of Variable Certificates may submit a written request (a “Liquidation Notice”) to the Trustor, a copy of which shall be delivered to the Trustee and the Remarketing Agent, setting forth a Stated Amount of Variable Certificates owned by such Beneficial Owner for which such Beneficial Owner requests that a principal amount of Bonds of a specified Maturity equal to such Stated Amount of Variable Certificates be sold in accordance with the procedures set forth in this Section 6.5 with the proceeds of such Bonds being used to make the payments described in this Section 6.5, including a payment in redemption of such Variable Certificates.

(b)           Not later than the first Business Day after the Liquidation Notice is received by the Remarketing Agent, the Remarketing Agent shall obtain a Quotation of Bond Price.  If the Quotation of Bond Price, expressed as a percentage of par, is not greater than or equal to 100%, the Liquidation Notice shall be deemed withdrawn and cancelled by the Beneficial Owner, without any further action by any Person, and no liquidation of Bonds shall occur under this Section 6.5.

(c)           If the Quotation of Bond Price, expressed as a percentage of par, obtained by the Remarketing Agent pursuant to Section 6.5(b) is greater than or equal to 100%, then:  (A) the Remarketing Agent shall cause the sale of such Bonds at the Quotation of Bond Price, plus accrued and unpaid interest, for settlement on a date specified in such the Liquidation Request (the “Liquidation Date”), which shall be a Business Day at least five Business Days after the date of the Liquidation Notice and (B) the proceeds therefrom shall be distributed pursuant to Section 6.5(d); provided, that the Beneficial Owner of Variable Certificates that has submitted a Liquidation Request and the Beneficial Owner of the Inverse Certificates Related to the Bonds to be sold shall each have a right of first refusal to purchase the Bonds to be sold on the Liquidation Date, at a price equal to the Quotation of Bond Price plus accrued and unpaid interest, which rights of first refusal shall be offered to such Beneficial Owners no later than 11:00 a.m. on the Business Day following the day on which the Remarketing Agent obtains the Quotation of Bond Price; provided further, that (1) such rights of first refusal shall only be effective if exercised by such Beneficial Owners no later than 12:00 noon on such Business Day, (2) if only one such Beneficial Owner has exercised its right of first refusal to purchase the Bonds to be sold on the Liquidation Date, such Beneficial Owner shall purchase the Bonds at a price equal to the Quotation of Bond Price with respect to such Bonds, plus accrued and unpaid interest, and (3) if both such Beneficial Owners have exercised their rights of first refusal to purchase the Bonds to be sold on the Liquidation Date, then the Beneficial Owner of Variable Certificates that has submitted the Liquidation Request and the Beneficial Owner of the Inverse Certificates Related to the Bonds to be sold shall each purchase half of the Bonds to be sold, at a price equal to the Quotation of Bond Price with respect to such Maturity, plus accrued and unpaid interest.

(d)           On the Liquidation Date, the proceeds of the sale pursuant to Section 6.5(c) of the principal amount of Bonds of the Maturity identified in the Liquidation Request shall be distributed by the Trustee in the following order of priority, each priority being fully paid before proceeds are used to pay any lower priority and no payment being made on any priority if the proceeds have been exhausted in the payment of higher priorities:

(i)           to the Trustee, the accrued and unpaid Trustee Fee allocable to the Variable Certificates identified in the Liquidation Request;

(ii)           to the parties entitled thereto, the accrued and unpaid Remarketing and Liquidity Charges allocable to the Variable Certificates identified in the Liquidation Request;

(iii)           to the Beneficial Owner of Variable Certificates identified in the Liquidation Request, an amount equal to the Stated Amount of such Variable Certificates;

(iv)           to the Beneficial Owner of Variable Certificates identified in the Liquidation Request, an amount equal to 98% of the excess, if any, of the proceeds of the sale of the Bonds that were sold exclusive of accrued interest in excess of (x) if the original Base Price for such Bonds is less than or equal to 100%, the principal amount of such Bonds, or (y) if the original Base Price for such Bonds is greater than 100%, the Bonds Base Price for such Bonds allocable to the Bonds that were sold on the Liquidation Date; and

(v)           to the Holder of Inverse Certificates Related to the Bonds that were sold, the balance remaining of such sale proceeds.

(e)           Upon the payment of liquidation proceeds pursuant to this Section 6.5 to the Beneficial Owner of Variable Certificates identified in the Liquidation Request, the applicable Variable Certificates shall be cancelled and interest on such Variable Certificates shall cease to accrue.  The Trustee shall notify the Liquidity Provider of the Stated Amount of Variable Certificates so cancelled and the Amount Available under the related Liquidity Agreement shall be reduced accordingly.

(f)           Notwithstanding anything herein to the contrary, with respect to any Maturity of Bonds that are custody receipts issued pursuant to a Custodial Agreement, which Bonds evidence beneficial ownership interests in certain Underlying Bonds and certain rights under a Credit Enhancement:

(i)  any Beneficial Owner of Variable Certificates submitting a Liquidation Notice as described above shall specify a particular Maturity of Underlying Bonds, and the principal amount thereof, which such Beneficial Owner of Variable Certificates requests be liquidated as described herein;

(ii)  the Remarketing Agent will determine whether the Quotation of Bond Price as a percentage of par is greater than or equal to 100%, as of the Liquidation Date, as applicable;

(iii)   immediately upon a determination that the Quotation of Bond Price as a percentage of par is greater than or equal to 100% as set forth in clause (B), the Trustee, in its capacity under the Custodial Agreement as Holder of the Bonds related to such Underlying Bonds, will exercise its right, pursuant to the Custodial Agreement, to withdraw the specified principal amount of Underlying Bonds, without the benefit of the related Credit Enhancement, in order that such Underlying Bonds may be liquidated as described herein.

Section 20.  Exhibit E to the Standard Terms is hereby replaced in its entirety by the Form of Purchaser’s Letter in the form attached as Exhibit B hereto.

           Section 21.  Each of the following events constitute Additional Mandatory Tender Events under the Agreement:

(i) The Value Ratio is less than the Minimum Value Ratio, and the Liquidity Provider notifies the Trustee to establish a Mandatory Tender Date.

(ii) A termination event, a default or event of default occurs under any Reimbursement Agreement related to the Trust Agreement, and the Liquidity Provider provides notice to the Trustee to establish a Mandatory Tender Date.

(iii)  Notice shall have been given to the Trustee by the Liquidity Provider that the financial condition of the Principal Credit Source has, in the reasonable opinion of the Liquidity Provider, deteriorated in a materially adverse manner since the Trust was established.

The Mandatory Tender Date for any Mandatory Tender Event set forth in Section 20 shall be the fifth Business Day following the day that the Trustee is notified to establish a Mandatory Tender Date.

Section 22.  Upon presentation of Liquidity Variable Certificates on or before 11:00 a.m. on any Business Day, the Trustee shall direct the Remarketing Agent to obtain a Quotation of Bond Price and to determine the Accrued Market Discount, Accrued OID and Unamortized Premium, if any, separately with respect to each Maturity on the same Business Day as the day of presentation to the Trustee of the Liquidity Variable Certificates.  On the same Business Day on which the Quotation of Bond Price is obtained, the Trustee shall instruct the Remarketing Agent to sell a portion of the Bonds of each Maturity sufficient in the aggregate to pay the accrued and unpaid Trustee Fees, the accrued and unpaid Remarketing and Liquidity Charges and the Stated Amount of such Liquidity Variable Certificates together with accrued and unpaid interest thereon as of such date and all other amounts due the Liquidity Provider, and distribute such proceeds to the Trustee, Remarketing Agent and Liquidity Provider as applicable with the balance of such proceeds being paid to the Beneficial Owner of the Inverse Certificates; provided that no more than the principal amount of the Bonds of a particular Maturity multiplied by a fraction the numerator of which is the Stated Amount of Liquidity Variable Certificates and the denominator of which is the Stated Amount of all Variable Certificates shall be sold for this purpose; provided, further, that, if no Variable Certificates other than Liquidity Variable Certificates are Outstanding, then any Maturity of Bonds may be sold for this purpose and in the event any proceeds remain after such sale and the payment of the amounts described above, then such excess shall be paid to the Beneficial Owner of the Inverse Certificates.

           Section 23.  Section 8.1 of the Standard Terms is hereby amended by adding following Section 8.1(c), the following Section 8.1(d):

(d)           Any material amendment to the Liquidity Agreement shall require the prior written consent of the Inverse Certificates Holder.

Section 24.                                Section 10.1(b) is amended and restated in its entirety to read as follows:

(b)  In the event of any action or consent requiring the vote of the owners of any Bonds, the Trustee shall, within three Business Days of its being informed of any such action or consent, deliver to the Holders of the Certificates such Holder’s proxies for such vote, returnable to the Trustee, which shall vote solely in accordance with such proxies, weighted by the Stated Amount of the Variable Certificates and the Stated Amount of Inverse Certificates held by each Holder; provided, however, the Trustee shall not exercise its right to exchange Bonds for the underlying bonds pursuant to Section 9.10 of the Custody Agreement, unless the Trustee has been directed by 100% of the Beneficial Owners of the Certificates.

Section 25.   Sections 11.1(a)(ii) and (iii) of the Standard Terms are hereby amended and restated in their entirety to read as follows:

 “(ii) upon a redemption in whole, (A) principal of the Bonds so redeemed shall be applied first to the payment to the Holders of the Variable Certificates selected for redemption pursuant to Section 11.2 in an amount up to the Stated Amount thereof, then to the payment to the Holders of the Related Inverse Certificates, and (B) any remaining principal amount paid in redemption in whole of the Bonds and not applied due to the last sentence of Section 11.2 shall be paid into the Odd-Lot Subaccount pursuant to Section 11.8; provided that if the Certificates selected for redemption pursuant to Section 11.2 shall have been redeemed pursuant to this clause (iii) in an amount equal to the Stated Amount thereof, then any remaining principal amount paid in redemption of Bonds up to the Bond Base Price shall be paid to the Holders of the Related Inverse Certificates, and any remaining principal amount paid in redemption of Bonds in excess of the Bond Base Price shall be applied as redemption premium;

(ii) upon a redemption in whole, (A) principal of the Bonds so redeemed shall be applied first to the payment to the Holders of the Variable Certificates - selected for redemption pursuant to Section 11.2 in an amount up to the Stated Amount thereof, then to the payment to the Holders of the Related Inverse Certificates, and (B) any remaining principal amount paid in redemption in whole of the Bonds and not applied due to the last sentence of Section 11.2 shall be paid into the Odd-Lot Subaccount pursuant to Section 11.8; provided that if the Certificates selected for redemption pursuant to Section 11.2 shall have been redeemed pursuant to this clause (iii) in an amount equal to the Stated Amount thereof, then any remaining principal amount paid in redemption of Bonds up to the Bond Base Price shall be paid to the Holders of the Related Inverse Certificates, and any remaining principal amount paid in redemption of Bonds in excess of the Bond Base Price shall be applied as redemption premium;”

Section 26.   Section 14.4(a) of the Standard Terms is hereby amended by adding the following as the second paragraph of Section 14.4(a):

The Trustor may and, at the direction of the Trustor, the Trustee shall, amend the terms of this Agreement, without the consent of any of the Holders or Beneficial Owners of Certificates, to the extent that any such amendment is, in the opinion of qualified tax counsel, necessary for the Trust to reduce a material risk of non-compliance with Revenue Procedure 2003-84 (including any amendment or successor thereto); provided that (1) the Trustee has received an Officer’s Certificate of the Trustor that such amendment will not adversely affect the interests of any Holders of Certificates or the Trustee, and (2) the Trustee has received an Opinion of Counsel of appropriate special tax and securities counsel to the effect that such amendment will not result in the withdrawal of, or modification of the conclusions of, any opinion previously delivered regarding tax and securities law treatment of the Certificates; and (3) notice of such amendment when given pursuant to Section 14.4(e) with respect to Certificates held by a regulated investment companies with respect to which an election is in place for a manager to be responsible collecting, retaining, and providing beneficial ownership information to the IRS, shall be given to the manager.

Section 27.   Section 5.1(a) of the Standard Terms is hereby amended as follows:

Section 5.1 (a) (i) is hereby deleted and replaced in its entirety with the following:

“(i) Provided that the Bonds are not Prerefunded Bonds, (A) a Bankruptcy shall occur with respect to the Issuer or (B) if a Principal Credit Source shall be identified as such in the related Series Trust Agreement, a Bankruptcy shall occur with respect to both (1) the Principal Credit Source and (2) the Issuer of the Bonds; provided that, in the case of Bonds for which the payment of principal and interest constitutes a limited obligation of the Issuer of the Bonds, payable solely from amounts received from a third party for whose benefit the Bonds were issued, the reference to Issuer shall be deemed to refer to such third party for whose benefit those Bonds were issued;”

Section 28.   Section 5.1 (a) (iii) is hereby deleted and replaced in its entirety with the following:

 “(iii) the highest publicly available long-term rating on such Bonds shall have been downgraded by each Bond Rating Agency below the lowest rating of such Bond Rating Agency that is commonly regarded as “investment grade,” being BBB- in the case of S&P and Fitch and Baa3 in the case of Moody's.

Section 29.   For purposes of Section 11.1 of the Standard Terms, payments made by the Credit Enhancer with respect to the Enhanced Custody Receipts in connection with an Early Termination Date or the occurrence of a Termination Event (as such terms are defined in the Credit Enhancement) shall constitute proceeds of a redemption of the Bonds and shall result in redemption of the Certificates as provided in Section 11.1 of the Standard Terms.

IN WITNESS WHEREOF, the parties hereto have caused this Series Trust Agreement to be executed by their respective duly authorized officers as of the date first above written.

BANK OF AMERICA, NATIONAL ASSOCIATION as Trustor

By/s/ Laura Sheehan

Authorized Signatory

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee and Tender Agent

By/s/ Safet Kalabovic

Authorized Signatory

SCHEDULE I

SUPPLEMENTAL DESCRIPTION OF THE CERTIFICATES:

“Additional Mandatory Tender Event” shall mean the additional mandatory tender events specified as such herein.

“Authorized Denomination” shall mean (i) with respect to the Variable Certificates, $25,000 or integral multiples of $1,000 in excess thereof and (ii) with respect to the Inverse Certificates, $5,000 or integral multiples of $1,000 in excess thereof.

“Bond Interest Payment Dates” shall mean, with respect to the Bond, the following payment dates:

Series 2008 CDB-11E	June 1 and December 1

“Certificates Rating Agency” shall mean Moody’s Investors Service Inc.

“Delivery Date” shall mean July 3, 2008.

“Initial Variable Certificates Interest Period” shall mean the initial Rate Period which is the Weekly Period.

“Liquidity Agreement Termination Date” shall mean July 2, 2009, as such date may be extended from time to time by the Liquidity Provider in accordance with the related Liquidity Agreement.

“Liquidity Provider” shall mean Bank of America, National Association or any Successor Liquidity Provider.

“Liquidity Fee Rate” shall mean 0.20% as such rate may be changed in accordance with the Liquidity Agreement and the Standard Terms.

“Minimum Value Ratio” shall not be applicable.

“Rating Threshold” shall mean Aa3 for Moody’s and AA- for S&P (or equivalent ratings if other rating agencies are the Bond Rating Agencies).

“Remarketing Agent Fee Rate” shall mean 0.10% as such rate may be changed in accordance with the Remarketing Agreement and the Standard Terms.

“Scheduled Termination Date” shall mean June 1, 2018.

“Seller” shall mean Banc of America Securities LLC, who is the seller of the Bonds to the Trustee.

“State Partnership Factors” The State Partnership Factors have not been adopted for the Certificates of the Series.

“Stated Amount” for the Certificates are as follows:

	Stated Amount	CUSIP Number
Variable Certificates, Series 10003	$9,104,000	05248P5V3
Inverse Certificates, CDB-11E	$ 5,000	05248P6G5

“Trustee Fee Rate” shall mean 0.015% as such rate may be changed in accordance with the Standard Terms.

“Trustor's Required Interest” shall not be applicable.

D-

DESCRIPTION OF THE BONDS:

Bonds:
$9,109,094 Enhanced Custody Receipts, Series 2008 CDB-11E, relating to $9,109,094 Unenhanced Custody Receipts, Series 2008 CDB-11U, evidencing an interest in Multi-Family Housing Revenue Refunding Bonds 2001 Series G (Lake Forest Apartments).[1]

Issuer:	Florida Housing Finance Corporation

Credit Enhancer
(Principal Credit Source):	Bank of America, N.A.

Credit Enhancement:	Irrevocable Direct Pay Letter of Credit No. 3094326, dated July 3, 2008.

Custody Agreement:
Enhancement Custodial Agreement, dated as of July 3, 2008, with respect to the Enhanced Custody Receipts, Series 2008 CDB-11E, among Deutsche Bank Trust Company Americas, as custodian, Bank of America, N.A., as administrator.[2]

Principal Coverage Factor:	100%

Credit Enhancement Stated
Expiration Date:	July 2, 2009 (subject to extension)

Early Termination:	The Credit Enhancer can terminate the Credit Enhancement on five days notice resulting in a mandatory tender of the Enhanced Custody Receipts and a redemption of the Certificates.

Bond Rate:	6.90%

Bond Rating Agencies:                                                              Moody’s: Aaa

Accrued Interest on Underlying Bonds:	$55,869.11 payable to Holders of Inverse Certificates in accordance with Section 10.8 of the Agreement.

Alternate Deposit Yield:	N/A

Base Price:	100.00%

Bond CUSIP Number:	34073JAP4

Bond Interest Payment Dates:	June 1 and December 1

Bond Maturity Date:	December 1, 2031

Deposit Yield:	6.90%

[1] The Underlying Bond is represented by a custody receipt evidencing a partial interest in such Underlying Bond.  A copy of the custodial agreement creating such partial interest is available from the Remarketing Agent upon request.

2 A copy of the Enhancement Custodial Agreement is available from the Remarketing Agent upon request.
C-

DESCRIPTION OF THE UNDERLYING BONDS3:

Underlying Bonds:	$10,200,000 Multi-Family Housing Revenue Refunding Bonds 2001 Series G (Lake Forest Apartments)

Underlying Bond Issuer:	Florida Housing Finance Corporation

Underlying Bond Rate:	6.90%

Underlying Bond Rating Agencies:                                                                                                   NR

Underlying Bond Counsel:	Bryant, Miller and Olive, P.A. and Law Offices of Steve E. Bullock, P.A.
Bond Counsel Opinion:

Federal and State Income Taxes:
Bond Counsel rendered its opinion at the time of original issuance of the Underlying Bonds generally to the effect that, based on then existing laws, regulations and decisions and subject to certain conditions, under existing law interest on the Underlying Bonds is excluded from gross income for federal income tax purposes, except that no opinion is expressed as to the exclusion of such interest from gross income for any period during which an Underlying Bond is held by a person who, within the meaning of Section 103(b)13 of the Internal Revenue Code of 1954, as amended prior to 1986, is a “substantial user” of the project or a “related person” to a “substantial user”.  The Underlying Bonds and the interest thereon are exempt from taxation under the laws of the State of Florida, except as to estate taxes imposed by Chapter 198, Florida Statutes, as amended, and net income and franchise taxes imposed by Chapter 220, Florida Statutes, as amended.

AMT:
The opinion of Bond Counsel, rendered as described above, also was generally to the effect that, based on then existing laws, regulations and decisions and subject to certain conditions, interest on the Underlying Bonds will not be treated as an item of tax preference for purposes of the alternative minimum tax imposed on individuals or corporations; however, interest is taken into account in determining adjusted, current earnings for purposes of the alternative minimum tax imposed on corporations.

Underlying Bond CUSIP Number:	34073JAP4

Bond Interest Payment Dates:	June 1 and December 1

Underlying Bond Maturity Date:	December 1, 2031

Optional Redemption:	In whole or in part on any date at a redemption price equal to the principal amount thereof, without premium, plus accrued but unpaid Base Interest to such redemption date.

3 There is no Official Statement or other offering document for the Underlying Bonds.  Copies of the Underlying Bonds, bond indenture, Bond Counsel opinion and related documents (if any) are available from the Remarketing Agent upon request.